Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated August 25, 2021, with respect to the consolidated financial statements of Unifi, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Greensboro, North Carolina
March 30, 2022